UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) July 1, 2005

NATIONAL WESTERN LIFE INSURANCE COMPANY
(Exact Name of Registrant as Specified in Its Charter)

COLORADO	84-0467208
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2-17039
(Commission File Number)

850 EAST ANDERSON LANE, AUSTIN, TEXAS	78752-1602
(Address of Principal Executive Offices)	(Zip code)

(512) 836-1010
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective July 1, 2005, National Western Life Insurance Company ("Company") established the Non-Qualified Defined Benefit Plan for Robert L. Moody ("Plan"), Chairman of the Board and Chief Executive Officer of the Company. This Plan was established by the Company to provide an additional benefit for Mr. Moody related to the retirement benefits otherwise provided by the Company.

The Plan is subject to section 409A of the Internal Revenue Code of 1986, as amended, and is intended to provide for post-2004 benefit accruals that mirror the pre-2005 benefit accruals under a previous nonqualified plan ("Grandfathered Plan") which was frozen due to law changes under the American Jobs Creation Act of 2004 ("Act"). Mr. Moody's benefit under the Grandfathered Plan was frozen effective as of December 31, 2004. The Plan established July 1, 2005, is separate from the Grandfathered Plan and complies with the requirements of the Act. Effective July 1, 2005, Mr. Moody's defined benefit retirement amounts will be paid from three Company plans: the qualified pension plan, the Grandfathered Plan (for benefits accrued from January 1, 1991 through December 31, 2004) and the Plan (for benefits accrued after December 31, 2004).

Item 9.01. Financial Statements and Exhibits.

( c ) Exhibits

Exhibit
Number	Description

10(az)	National Western Life Insurance Company Non-Qualified Defined Benefit Plan for Robert L. Moody

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WESTERN LIFE INSURANCE COMPANY

Date: July 8, 2005	By:	/S/Brian M. Pribyl

Name: Brian M. Pribyl
Title: Senior Vice President
Chief Financial & Administrative Officer and Treasurer

EXHIBIT INDEX
Exhibit
Number	Description

10(az)	National Western Life Insurance Company Non-Qualified Defined Benefit Plan for Robert L. Moody.